UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 5, 2008

JAMES RIVER COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 5, 2008, James River Coal Company (the “Company”) entered into the Third Amendment to Term Credit Agreement dated as of May 5, 2008 (the “Third Amendment to Term Credit Agreement”) and the Second Amendment to Revolving Credit Agreement dated as of May 5, 2008 (together, the “Amendments”) to each of its two credit agreements: (1) the $100,000,000 Term Credit Agreement dated as of February 26, 2007 by and among the Company, certain of its subsidiaries, the Lenders thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Sole Bookrunner and Lead Arranger, and Morgan Stanley & Co. Incorporated, as Collateral Agent (the “Term Credit Agreement”); and (2) the $35,000,000 Revolving Credit Agreement dated as of February 26, 2007 by and among the Company, certain of its subsidiaries, the Lenders thereto, and General Electric Capital Corporation, as Co-Lead Arranger, Administrative Agent and Collateral Agent, with Morgan Stanley Senior Funding, Inc., having acted as Co-Lead Arranger (the “Revolving Credit Agreement” and, together with the Term Credit Agreement, the “Credit Agreements”).

The Company was not in compliance with the minimum EBITDA and leverage ratio covenants required by the Credit Agreements as of March 31, 2008. The Amendments waive these defaults as of March 31, 2008, and modify certain existing financial covenants. The Third Amendment to Term Credit Agreement also increases the interest rate under the Term Credit Agreement by 0.75% and prohibits prepayments of the loan under the Term Credit Agreement for a period of one year.

 The description of the Amendments set forth above is qualified by reference to the Third Amendment to Term Credit Agreement and the Second Amendment to Revolving Credit Agreement filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

ITEM 2.02       RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The Company today issued a press release, attached as Exhibit 99.1 hereto, regarding its results of operations for the first quarter ended March 31, 2008.

FORWARD-LOOKING STATEMENTS: Certain statements in this Form 8-K are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the future performance of the Company, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the Company’s ability to comply with the terms of the Credit Agreements, as amended; changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to exploit additional coal reserves, including reserves contiguous to those currently held by our Midwest operations; increased capital expenditures; encountering difficult mining conditions; increased compliance costs; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; the effects of litigation, regulation and competition; and other risks detailed in the Company’s filings with the SEC. The Company’s management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Term Credit Agreement dated as of May 5, 2008
10.2	Second Amendment to Revolving Credit Agreement dated as of May 5, 2008
99.1	Press release dated May 6, 2008 regarding first quarter 2008 earnings

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant)

By:	/s/ Samuel M. Hopkins II
Samuel M. Hopkins II
Vice President and Chief Accounting Officer

Date: May 6, 2008